Exhibit 10.1

FORBEARANCE AND ESCROW AGREEMENT

        THIS FORBEARANCE AND ESCROW AGREEMENT (this “Agreement”) is made as of September 24, 2004, by and among SmarTire Systems, Inc., a corporation incorporated under the laws of the Yukon Territory (the “Company”), the purchasers signatory hereto (each an “Purchaser” and together the “Purchasers”), and Feldman Weinstein LLP, with an address at 420 Lexington Avenue, Suite 2620, New York, New York 10170 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement referred to in the first recital.

        W I T N E S S E T H:

        WHEREAS, the Purchasers purchased from the Company, in the aggregate, US$3,493,582.25 principal amount of the Convertible Debentures, due April 1, 2006 (the “Debentures”) and warrants (the “Warrants”) as set forth in the Securities Purchase Agreement (the “Purchase Agreement”) dated December 24, 2003 between the Purchasers and the Company;

        WHEREAS, in addition to the Debentures and Warrants referenced above, some of the Purchasers still hold convertible debentures and warrants purchased pursuant to private placements with the Company consummated in May and July of 2003 (such warrants, the “Prior Warrants” and such debentures, the “Prior Debentures”; and

        WHEREAS, immediately prior to the effectiveness of this Agreement, there remains outstanding, as to each Purchaser, the principal amounts of Debenture, Prior Debentures and shares underlying the Warrants and Prior Warrants as set forth next to such Purchaser’s name on Annex A for each Purchaser; and

        WHEREAS, as of the date of this Agreement, the Company is in default of several of its obligations to the Purchasers under the terms of the Debentures and Prior Debentures;

        WHEREAS, certain of the Purchaser are seeking legal action against the Company for such defaults;

        WHEREAS, the Company and the Purchasers wish to amicably resolve all outstanding matters pertaining to the Debentures, Prior Debentures, Warrants and Prior Warrants; and

        WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold certain funds and securities of the Company in escrow per the terms hereunder;

        NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE FORBEARANCE

1.1 In consideration for agreeing to deposit all shares of Common Stock registered for resale by the Purchasers pursuant to the registration statements set forth on Annex B attached hereto (the “Existing Registration Statements”) with the Escrow Agent pursuant to the terms of Article 2 below, in consideration of the agreements and acknowledgements of the Company in Section 1.2 and subject to the Company meeting all of its obligations hereunder and, except as specifically set forth hereunder, under the Debentures and the Prior Debentures, each Purchaser agrees as follows:

(a)	within 3 Trading Days of the date hereof, to exercise at least 63% of the Warrants and/or Prior Warrants (if less than 100%, the Purchaser shall so indicate on their signature page attached hereto the number of Warrant Shares and shares underlying the Prior Warrants to be exercised) held by such Purchaser which are currently subject to an effective Existing Registration Statement as set forth in the column entitled “registered and Reg S warrants” on Annex B for an exercise price of $0.03 per share otherwise pursuant to the terms of Article 2; provided, however, in no event shall a Purchaser be required to exercise any Warrants to the extent their beneficial ownership exceeds 9.9% of the Company issued and outstanding Common Stock on the date hereof;

(b)	to not tender to the Company conversions of any Debentures until after December 31, 2004 and only then in amounts of at least 500,000 shares each, or such lesser amount as remains in the Escrow Account or issuable in full of the Debentures (subject to adjustment for reverse and forward stock splits and the like); provided, however, in the event the Closing Price of the Common Stock equals or exceeds $0.18 (subject to adjustment for reverse and forward stock splits and the like) for any 10 consecutive Trading Days, the Purchasers shall be permitted to tender conversions in their discretion thereafter; provided, further, if the Company draws down equity from its equity line of credit with Cornell Capital, each Purchaser shall have the right to convert up to an amount equal to such Purchaser’s Lock-Up Percentage (as defined below) of the amount drawn down by the Company, on a cumulative basis. The Purchasers acknowledge and agree that until the company effects a new registration statement, if there are no longer any shares available for such Purchaser on an Existing Registration Statement, such Purchaser shall be issued a share certificate containing the restrictive legend set forth in Section 4.1 of the Purchase Agreement.

(c)	to agree and consent to the prepayment of the future redemptions of the Debentures pursuant to Section 5(a) of the Debentures as set forth in Section 1.2(d) and waive the right to receive any other redemption payments until February 1, 2005;

(d)	as it relates to the Debentures, Warrants and Prior Warrants, to not sell Common Stock in open market transactions in an amount during any Trading Day that exceeds such Purchaser’s Lock-Up Percentage (as set forth on Annex A) of that Trading Day’s total trading volume; provided, however, in the event the daily trading volume for such Trading Day exceeds 10,000,000 shares (subject to adjustment for reverse and forward stock splits and the like), such Purchaser shall be entitled to double the number of shares it is otherwise permitted to sell hereunder during such Trading Day; provided, further, that if a Purchaser sells less than its Lock-Up Percentage of a Trading Day’s total trading volume, it may cumulate the unsold balance with the following Trading Day without violating the terms of this provision; and

(e)	to promptly file motions to dismiss all pending lawsuits brought against the Company by such Purchaser; and

(f)	to forbear and not enforce its rights to consider the Debenture and Prior Debentures immediately due and payable on account of any prior Events of Defaults under the Debentures or Prior Debentures.

1.2 Additionally and as a material part of the Company's obligations hereunder, the Company acknowledges and agrees as follows:

(a)	the Company shall use the net proceeds from the exercise of the Warrants and Prior Warrants for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation;

(b)	the conversion price of the Debentures and Prior Debentures, by virtue of the anti-dilution provisions therein, is $0.03 as of the date of this Agreement and subject to further adjustment therein;

(c)	all conversion not honored prior to the date of this Agreement shall be satisfied in full pursuant to the terms of Article 2, which conversion, the applicable Purchasers and the amounts are set forth on Annex C attached hereto (“Unsatisfied Conversion Shares”);

(d)	as to each Purchaser, the Company shall prepay in shares of registered Common Stock that amount of the Debentures set forth in the column entitled “Repayment of C/D at $0.03” in Annex B in lieu of satisfaction of past and future redemptions pursuant to Section 5(a) of the Debentures prior to February 1, 2005 (such shares, “Redemption Shares”) thereby reducing each Purchaser’s holdings of Debentures to the amount set forth in the column entitled “C/D Balance Remaining” in Annex B; provided, however, in no event shall a Purchaser be required to receive any Redemption Shares to the extent their beneficial ownership exceeds 9.9% of the Company issued and outstanding Common Stock on the date hereof; and

(e)	Otherwise subject to the terms of the Registration Rights Agreement, the Company shall file an additional registration statement with the Commission on or before January 1, 2005, to the extent necessary to have registered at least 100% of the shares of Common Stock issuable upon conversion of the Debentures and Prior Debenture and exercise of the Warrants and Prior Warrants assuming for such purposes the conversion price of the Debentures and Prior Debentures is the lower of $0.03 (subject to adjustment for reverse and forward stock splits and the like and subject to adjustments for dilutive events in the Debentures and Warrants) and the then applicable Monthly Conversion Price pursuant to Section 5(a) of the Debentures. If, at any time, the number of shares registered for resale is less than 100% of the shares issuable upon conversion in full of the Debentures and Prior Debentures and/or exercise in full of the Warrants and/or Prior Warrants, the Company shall be obligated to file an additional registration statement pursuant to Section 3(c) of the applicable Registration Rights Agreement.

1.3 Except as specifically amended by the terms of this Agreement, the Purchase Agreement, the Debentures, the Prior Debentures and all exhibits thereto shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein.

1.4 No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or this Agreement unless the same consideration is also offered to all of the parties to this Agreement. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated Hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FW. FW does not represent any of the Purchasers in this transaction but only the placement agent, HPC Capital Management and its Affiliates. The Company has elected to provide all Purchasers with the same terms and this Agreement for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

ARTICLE 2

TERMS OF THE ESCROW

2.1.     The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and Conversion of the Debentures.

2.2.     On or prior to the date hereof, each Purchaser shall have delivered its Warrants to the Escrow Agent and wired the full exercise price of such Warrants (“Warrant Funds”) to the account below:

STERLING NATIONAL BANK 622 3RD AVENUE NEW YORK, NY 10017 Account Name: Feldman Weinstein LLP ABA ROUTING NO: 026007773 ACCT NO: 0814180101 Remark: SMTR/[FUND NAME]

2.3 On or prior to the date hereof, the Company shall have delivered to the Escrow Agent for the benefit of each Purchaser:

(a)	a certificate, free of any resale legends or restrictions, registered in the name of such Purchaser, representing the number of shares issuable to such Purchaser upon exercise of such Purchaser’s Warrant (the “Warrant Certificates”);

(b)	certificates, free of any resale legends or restrictions, representing the Unsatisfied Conversion Shares;

(c)	certificates, free of any resale legends or restrictions, representing the Redemption Shares;

(d)	certificates, free of any resale legends or restrictions, registered in the name of such Purchaser, representing, in the aggregate, the balance of all of the shares registered for resale by such Purchaser on the Existing Registration Statements in denominations of 1,000,000 shares each, or such lesser amount as are issuable in full of the Debentures, Prior Debentures, Warrants and/or Prior Warrants (subject to adjustment for reverse and forward stock splits and the like) (the “Debenture and Warrant Certificates”).

2.4 Upon receipt of the original exercised Warrants, Prior Warrants, the Unsatisfied Conversion Shares, the Warrant Funds, the Warrant Certificates, the Redemption Shares and the Debenture and Warrant Certificates, the Escrow Agent shall wire 96% of the Warrant Funds (100% of funds from HPC (as defined in Section 3.11) per the written instructions of the Company net of $10,000 to FW to be held as a retainer and used for services rendered by FW as Escrow Agent and 4% of such funds (other than from HPC) per the written instructions of HPC, net of 4% of the funds from Bristol which shall be wired per the written instructions of Bristol Capital and then arrange to have the Warrant Certificates, the Unsatisfied Conversion Shares, the Redemption Shares and the Debenture and Warrant Certificates delivered to the respective Purchasers and the Warrants delivered to the Company. The Escrow Agent shall hold the balance of any shares in escrow to be distributed pursuant to the terms of Section 2.5.

2.5 Upon receipt of the Escrow Agent of an executed Notice of Conversion of a Purchaser’s Debenture and/or Prior Debenture in 500,000 share denominations (subject to adjustment for reverse and forward stock splits and the like) and a fax confirmation page demonstrating that the Notice of Conversion had been sent to the Company as well, the Escrow Agent shall arrange to have such Debenture Certificates delivered to such Purchaser and fax a copy of the certificates to the Company. In no event shall the Escrow Agent be required to release a greater number of shares to any Purchaser in excess of the number allocated to such Purchaser on Annex A under “Registered Shares”. Upon receipt of the Escrow Agent of an executed Notice of Exercise of a Purchaser’s Warrant and/or Prior Warrant in 500,000 share denominations (subject to adjustment for reverse and forward stock splits and the like) and receipt of the funds for such exercise, the Escrow Agent shall arrange to have the shares underlying the Warrants and/or Prior Warrants delivered to such Purchaser and shall wire the funds otherwise pursuant to the terms of Section 2.4. The Escrow Agent shall have no duty whatsoever to independently investigate or verify the accuracy of any Notice of Conversions and may rely solely on them in performing its duties hereunder or confirm the accuracy of the number of shares represented by each certificate. Any disputes arising between the parties regarding the release of certificates shall be handled according to Section 3.14.

2.6 In the event that the foregoing items are not in the Escrow Agent’s possession within five (5) Trading Days of the date hereof, then the Escrow Agent shall have the right to return and delivered property to the delivering party and shall have not further obligations to any party.

ARTICLE 3

MISCELLANEOUS

3.1.     No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

3.2.     All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.

3.3.     This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.4.     This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

3.5.     Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

3.6.     The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

3.7.     The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Purchaser and the Escrow Agent.

3.8.     The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith.

3.9.     The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.10.     The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder.

3.11.     The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agreement unless otherwise provided for in Section 2.14. The Escrow Agent has acted as legal counsel for HPC Capital Management (“HPC”), and may continue to act as legal counsel for HPC, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for HPC and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Purchasers understand that HPC and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

3.12.     The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent.

3.13.     If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

3.14.     It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.

3.15.     The Company and each Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent. Without limiting the foregoing and absent gross negligence or willful misconduct, the Escrow Agent shall have no responsibility or liability whatsoever for lost certificates, whether through the mails or otherwise.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO FORBEARANCE AND ESCROW AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 24th day of September, 2004.

Address for Notice:

SMARTIRE SYSTEMS, INC.
By: /s/ Robert Rudman
Name: R. Rudman
Title: President and CEO

PURCHASERS:

ESCROW AGENT:
FELDMAN WEINSTEIN LLP
By:/s/Robert Charron
Name: Robert F. Charron
Title: Authorizing Signatory

[SIGNATURE PAGE OF PURCHASER TO FOLLOW]

[SIGNATURE PAGE OF PURCHASER – ESCROW]

Name of Investing Entity: Palisades Master Fund, L.P.
Signature of Authorized Signatory of Investing entity: /s/Murray Todd
Name of Authorized Signatory: Discovery Management Ltd.
Title of Authorized Signatory: Authorized Signatory
e-mail address: _________________

6,781,468 warrant shares exercised

[PURCHASER’S SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE OF PURCHASER – ESCROW]

Name of Investing Entity: Alpha Capital AG
Signature of Authorized Signatory of Investing entity: /s/Rainer Posch
Name of Authorized Signatory: Rainer Posch
Title of Authorized Signatory: Director
e-mail address: _______________________

3,561,190 shares under warrants to be exercised

[PURCHASER’S SIGNATURE PAGE FOLLOWS][SIGNATURE
PAGE OF PURCHASER – ESCROW]

Name of Investing Entity: Crescent International LTD.
Signature of Authorized Signatory of Investing entity: /s/Mel Craw /s/Maxi Brezzi
Name of Authorized Signatory: Mel Craw/ Maxi Brezzi
Title of Authorized Signatory: Authorized Signatory
e-mail address: _______________________

We are exercising the following warrants:

May 03 1,794,873
Dec 03 1,704,545

[PURCHASER’S SIGNATURE PAGE FOLLOWS][SIGNATURE
PAGE OF PURCHASER – ESCROW]

Name of Investing Entity: Goldplate Investment Partners
Signature of Authorized Signatory of Investing entity: /s/Ron Sharpiro
Name of Authorized Signatory: Ron Shapiro
Title of Authorized Signatory: Director
e-mail address: _______________________

Goldplate Investment partners exercising 100% of effective warrants:

Total: 1,530,490

[PURCHASER’S SIGNATURE PAGE FOLLOWS][SIGNATURE
PAGE OF PURCHASER – ESCROW]

Name of Investing Entity: Gamma Opportunity Partners
Signature of Authorized Signatory of Investing entity: /s/Christopher Rossman
Name of Authorized Signatory: Christopher Rossman
Title of Authorized Signatory: Director
e-mail address:__________________________

1,019,814 warrant shares to be exercised

[PURCHASER’S SIGNATURE PAGE FOLLOWS][SIGNATURE
PAGE OF PURCHASER – ESCROW]

Name of Investing Entity: PEF Advisors, LTD__________________________
Signature of Authorized Signatory of Investing entity: /s/Andy Reckles
Name of Authorized Signatory: Andy Reckles
Title of Authorized Signatory: Director
e-mail address: _______________________

1,019,814 warrant shares exercised

[PURCHASER’S SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE OF PURCHASER – ESCROW]

Name of Investing Entity: Bristol Investment Fund, Ltd.
Signature of Authorized Signatory of Investing entity: /s/Paul Kessler
Name of Authorized Signatory: Paul Kessler
Title of Authorized Signatory: Director
e-mail address: _______________________

*Bristol Investment Fund, Ltd. will exercise in full its warrant to purchase 795,455 shares of common stock of SmarTire Systems Inc. at $0.03 per share

[PURCHASER’S SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE OF PURCHASER – ESCROW]

Name of Investing Entity: HPC Capital Management.
Signature of Authorized Signatory of Investing entity: /s/Paul Mannion Jr.
Name of Authorized Signatory: Paul Mannion, Jr.
Title of Authorized Signatory: President
e-mail address: _______________________

194,000 warrant shares exercised 109,000 warrant shares exercised

[PURCHASER’S SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE OF PURCHASER – ESCROW]

Name of Investing Entity: Talisman Management Limited
Signature of Authorized Signatory of Investing entity: /s/Robert F Charron
Name of Authorized Signatory: Power of Atty, Robert F Charron
Title of Authorized Signatory: Authorized per A. Reckles & P. Mannion
e-mail address: _______________________

No warrants exercised

[PURCHASER’S SIGNATURE PAGE FOLLOWS]

ANNEX A

Purchaser:                           Principal Amount: Warrant Shares:   Lock-Up Percentage:

Palisades Master .............        $617,147.82       10,072,064            2.752%

Alpha ........................        $369,615.75        9,498,837            1.467%

Crescent .....................        $  837,500         7,345,572            2.146%

Goldplate ....................        $  112,500         3,075,950            0.429%

Gamma ........................        $336,538.62        1,019,814            1.284%

PEF ..........................        $136,384.62          728,439            0.917%

Bristol ......................        $  212,500           795,455            1.002%

HPC ..........................        $        0           553,000            1.000%

Talisman .....................        $        0         1,000,000            1.000%

ANNEX B

                                                       Conversion
                                                         shares                   Total
                                                       registered               registered    0.03     Repayment       C/D
                                                      nafter
Purchaser:                       Warrant   Registratio   honor         Reg      and Reg S    Gross       of C/D      Balance
                               Shares      Statement:  conversions   Status     warrants    Proceeds    at $.03     remaining
-------------------------- --------------- ----------- ----------- ------------ ---------- ----------- ----------- ------------

Crescent International     1,794,873       333-111927  5,822,999    Effective   3,499,418  104,982.54  174,690     387,810.03
                                                                    Not
                           3,846,154       333-108037  7,441,146    Effective                                       275,000.00

                           1,704,545       333-111927               Effective
                           ---------

                           7,345,572
                           ---------------

Palisades Master Fund,     1,250,000       N/A-Reg S                Effective   6,781,468  203,444.04
LP                                         333-                         Not
                           3,290,596       111927      5,629,546    Effective                           168,886     423,186.45

                           3,346,154       333-108037               Effective

                           2,185,314       333-111927
                           ---------------

                           10,072,064
                           ---------------

Alpha Capital AG           4,487,181       333-111927  2,893,971    Effective   5,652,683  169,580.49  86,819      257,796.61
                                                                    Not
                           3,846,154       333-108037               Effective

                           1,165,502       333-111927               Effective
                           ---------

                           9,498,837
                           ---------

Goldplate Investment
Partners                   1,196,581       333-111927  1,164,599    Effective   1,537,490  46,124.70   34,938      77,562.03
                                                                    Not
                           1,538,460       333-108037               Effective

                           340,909         333-111927               Effective
                           -------

                           3,075,950
                           ---------

HPC Capital                194,000         333-111927               Effective   194,000    5,820.00
                                                                    Not
                           250,000         333-108037               Effective

                           109,000         333-111927               Effective   109,000    3,270.00
                           -------

                           553,000

Bristol Capital            795,455         333-111927  1,493,709    Effective   795,455    23,863.65   44,811      142,688.74

Gamma Opportunity          1,019,814       333-111927  3,483,845    Effective   1,019,814  30,594.42   104,515     232,023.15

PEF Advisors               728,439         333-111927  1,488,462    Effective   1,019,814  30,594.42   44,654      91,730.76

                                                                    Not
Talisman Management        1,000,000       333-108037              Effective

                                                                                           618,274.26              1,887,797.77

ANNEX C

Purchaser:                      Date of Conversion Notice:         Number of Conversion Shares:

Palisades Master Fund, LP           July 29 2004                       835,833
Alpha Capital AG        ___         August 18 2004                     833,333
Bristol Investment Fund, Ltd.       August 20 2004                     833,333